EXHIBIT 99.1

Ark Restaurants Corp. Reports the Passing of Robert J. Stewart,

the Company’s President and Chief Financial Officer

CONTACT:

Michael Weinstein

(212) 206-8800

michaelweinstein@arkrestaurants.com

NEW YORK, New York – July 30, 2018

NEW YORK, New York – July 30, 2018 -- Ark Restaurants Corp. (NASDAQ:ARKR) is saddened to report the passing of the Company’s President and Chief Financial Officer, Robert J. Stewart at the age of 61.

Bob was elected as Chief Financial Officer in June 2002 and joined the Board of Directors in March 2012. In 2013 he was elected President. Prior to joining Ark, Bob was a Chief Financial Officer and Executive Vice President at Fortis Capital Holdings and held senior financial and audit positions in Skandinaviska Enskilda Banken in their New York, London and Stockholm offices.

Bob had great integrity, strength of character, and had a genuine desire to be a good friend to all around him. Being a good friend was natural to Bob and he easily succeeded in this as he did in every aspect during his 17 years with Ark. He was loved by everyone at his Company.